                                                                    EXHIBIT 4(a)


NUMBER                                                                  SHARES



COMMON STOCK                                                  COMMON STOCK
                                                            CUSIP 377339 10 6
                                                            SEE REVERSE SIDE
                                                         FOR CERTAIN DEFINITIONS

                              GLEASON CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


This is to certify that _______________________________________________________

is the owner of _______________________________________________________________

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Gleason Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: ________________


/s/ Ralph E. Harper                      /s/ James S. Gleason
               Secretary                        Chairman of the Board


Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY (New York)
Transfer Agent and Registrar

By _____________________________________

                    Authorized Signature

                              GLEASON CORPORATION

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Gleason Corporation and Chase Lincoln First Bank, N.A., dated as of June 8, 1989, as heretofore and hereafter amended (as amended, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Gleason Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Gleason Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

          Effective December 16, 1991, American Stock Transfer & Trust Company was appointed successor Rights Agent and became vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent, and all references contained in the Rights Agreement (and in any exhibits thereto) to Chase Lincoln First Bank, N.A. as Rights Agent are deemed references to American Stock Transfer & Trust Company as of such date.

          The Corporation, upon request to it or to the Transfer Agent named in this Certificate, will furnish to any shareholder without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class of stock authorized to be issued and, so far as have been fixed, of each series of preferred shares authorized to be issued in series. The Board of Directors is authorized from time to time, before issuance, to designate and fix the relative rights, preferences and limitations of other series of said preferred shares.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT -  __________ Custodian
TEN ENT - as tenants by the entireties                            __________ under
JT TEN  - as joint tenants with right                             Uniform Gifts to
          of survivorship and not as                              Minors Act _________
          tenants in common


    Additional abbreviations may also be used though not in the above list.

               For value received, _______________ hereby sell, assign and transfer unto _________________________________________________________________

________________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated_______________

                                ____________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER